Exhibit 4.1

PEOPLES ENERGY CORPORATION
AND
INTEGRYS ENERGY GROUP, INC.

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

_____________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 5, 2007

______________________________

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of March 5, 2007 (this “First Supplemental Indenture”), by and among Peoples Energy Corporation, an Illinois corporation (“PEC”), Integrys Energy Group, Inc., a Wisconsin corporation (“Integrys”), and The Bank of New York Trust Company, N.A. (successor to Bank One Trust Company National Association) (the “Trustee”), as trustee under the Original Indenture (defined below).

WITNESSETH

WHEREAS, PEC entered into that certain Indenture, dated as of January 18, 2001 (the “Original Indenture”), with the Trustee (as supplemented by this First Supplemental Indenture, the “Indenture”);

WHEREAS, PEC currently has issued and Outstanding Securities under the Original Indenture in the principal amount of $325,000,000 senior unsecured 6.90% notes, due January 15, 2011 (the “Notes”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of July 8, 2006 (the “Merger Agreement”), by and among PEC, Integrys, and Wedge Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Integrys (“Wedge”), PEC and Wedge have merged, with PEC as the surviving corporation (the “Merger”), and, as a result of the Merger, PEC is a wholly-owned subsidiary of Integrys;

WHEREAS, Integrys desires to fully and unconditionally guarantee the due and punctual payment obligations of PEC with respect to the Notes as long as the Notes remain Outstanding;

WHEREAS, Section 902 of the Original Indenture provides, among other things, that PEC, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Original Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture; and

WHEREAS, the Holders of the Notes are the only Outstanding Securities affected by the First Supplemental Indenture, the Holders of not less than a majority in principal amount of the Notes have consented to the execution of this First Supplemental Indenture, the execution of this First Supplemental Indenture is authorized and permitted by Section 902 of the Original Indenture, all conditions precedent provided for in the Original Indenture relating to the execution of the First Supplemental Indenture have been complied with, and all things necessary to make this First Supplemental Indenture a valid agreement of PEC, Integrys, and the Trustee in accordance with its terms have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, PEC, Integrys, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
INTEGRYS GUARANTY

Section 101.  Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Original Indenture.

Section 102.  Guaranty. Integrys does hereby fully and unconditionally guarantee for the benefit of the Holders and the Trustee (the “Guaranty”) (a) the due and punctual payment of the principal of, premium, if any, and interest on, all the Notes, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest on all of the Notes, if any, and the due and punctual performance of all other obligations of PEC to the Holders or the Trustee in accordance with the terms of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, or otherwise.

In case of the failure of PEC to punctually make any such payment of principal, premium, if any, or interest, Integrys hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by PEC.

Integrys hereby agrees that its obligations under the Guaranty shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note or the Indenture, any failure to enforce the provisions of any Note or the Indenture, or any waiver, modification or indulgence granted to PEC with respect thereto, by the Holder of any Note or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification, or indulgence shall, without the consent of Integrys, increase the principal amount of a Note or the interest rate thereon or increase any premium payable upon redemption thereof. Integrys hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of PEC, any right to require a proceeding first against PEC, protest or notice with respect to any Note or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Note issued under the Indenture, and all demands whatsoever, and covenants that the Guaranty will not be discharged with respect to any Note except by payment in full of the principal of (and premium, if any) and interest on such Note. The Guaranty shall constitute a guaranty of payment and not of collection and shall not be impaired by the failure to endorse evidence of the Guaranty on any Note.

Integrys shall be subrogated to all rights of the Holder of a Note against PEC in respect of any amounts paid to such Holder by Integrys pursuant to the provisions of the Guaranty; provided, however, that Integrys shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes have been paid in full.

Section 103.  Restrictions on Liens.

After the date of the First Supplemental Indenture and so long as any Notes are Outstanding, Integrys will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Integrys Subsidiary now or hereafter directly or indirectly owned by Integrys to secure any Indebtedness (hereinafter defined), without making effective provisions whereby the Outstanding Notes shall be (so long as such other Indebtedness shall be so secured) equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation or existence of (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock (A) created at the time of the acquisition of such capital stock by Integrys or within one year after such time to secure all or a portion of the purchase price for such capital stock or (B) existing thereon at the time of the acquisition thereof by Integrys (whether or not the obligations secured thereby are assumed by Integrys), or (ii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in clause (i) above on capital stock of any Integrys Subsidiary theretofore subject thereto (or substantially the same capital stock) or any portion thereof.

For purposes of this Section 103, “Indebtedness” means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by Integrys or any Integrys Subsidiary for the repayment of money borrowed. All indebtedness for money borrowed secured by a lien upon property owned by Integrys or any Integrys Subsidiary and upon which indebtedness for money borrowed Integrys or such Integrys Subsidiary customarily pays interest, although Integrys or such Integrys Subsidiary has not assumed or become liable for the payment of such indebtedness for money borrowed, shall for purposes of this Section 103 be deemed to be indebtedness of Integrys or such Integrys Subsidiary. All indebtedness for money borrowed of others guaranteed as to payment of principal by Integrys or any Integrys Subsidiary or in effect guaranteed by Integrys or such Integrys Subsidiary through a contingent agreement to purchase such indebtedness for money borrowed shall be deemed for purposes of this Section 103 to be Indebtedness of Integrys or such Integrys Subsidiary, but no other contingent obligation of Integrys or any Integrys Subsidiary in respect of indebtedness for money borrowed or other obligations incurred by others shall for purposes of this Section 103 be deemed to be Indebtedness of Integrys or such Integrys Subsidiary.

In case Integrys or any Integrys Subsidiary shall propose to pledge, mortgage, hypothecate or grant a security interest in any capital stock of any Integrys Subsidiary owned by Integrys or such Integrys Subsidiary to secure any Indebtedness, other than as permitted by clauses (i) and (ii) in the second preceding paragraph, Integrys will prior thereto give written notice thereof to the Trustee, and Integrys will prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or an additional or separate trustee), in form satisfactory to the Trustee, effectively secure (for so long as other Indebtedness shall be secured) all the Notes equally and ratably with such Indebtedness and with any other indebtedness for money borrowed similarly entitled to be equally and ratably secured.

For purposes of this Section 103, “Integrys Subsidiary” means (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by Integrys or by one or more other Integrys Subsidiaries or by Integrys and one or more other Integrys Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled.

Section 104.  Integrys May Consolidate.

(1)  Nothing contained in the Original Indenture, this First Supplemental Indenture or any of the Notes shall prevent any consolidation or merger of Integrys with or into any other Person or Persons (whether or not affiliated with Integrys), or successive consolidations or mergers in which Integrys or its successor or successors shall be a party or parties, or shall prevent any conveyance or transfer of the properties and assets of Integrys as an entirety or substantially as an entirety to any other Person (whether or not affiliated with Integrys) lawfully entitled to acquire the same; provided, however, and Integrys hereby covenants and agrees, that upon any such consolidation, merger, conveyance or transfer, (i) the obligations of Integrys as set forth in Section 102 herein shall be expressly assumed by a supplemental indenture, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than Integrys) formed by such consolidation, or into which Integrys shall have been merged, or by the Person which shall have acquired such properties and assets and (ii) Integrys shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been fulfilled.

(2)  Upon any consolidation of Integrys with, or merger of Integrys into, any other Person or any conveyance or transfer of the properties and assets of Integrys as an entirety or substantially as an entirety in accordance with this Section, the successor Person formed by such consolidation or into which Integrys is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Integrys under this First Supplemental Indenture and the Original Indenture with the same effect as if such successor Person had been named as Integrys herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this First Supplemental Indenture, the Original Indenture and the Notes.

Section 105.  Sole Benefit.

This Article I shall be for the sole benefit of the Notes and not for the benefit of any future series of Securities Outstanding under the Indenture unless Integrys agrees otherwise.

ARTICLE II
AMENDMENTS AND OTHER TERMS

Section 201.  Miscellaneous Amendments.

(a)  Section 101 of the Original Indenture is hereby amended by adding the following definition:

“‘Integrys’ means Integrys Energy Group, Inc., a Wisconsin corporation.”

(b)  Each of the following definitions set forth in Section 101 of the Original Indenture are hereby amended in their entirety to read as follows:

“‘Board of Directors’ means the board of directors of PEC or Integrys (as applicable), or any duly authorized committee thereof.”

“‘Board Resolution’ means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of PEC or Integrys (as applicable), to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.”

“‘Officers’ Certificate’ means a certificate signed by the Chairman of the Board, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Corporate Secretary or an Assistant Corporate Secretary, of PEC or Integrys (as applicable), that complies with the requirements of Section 314(c) of the Trust Indenture Act and is delivered to the Trustee.”

“‘Opinion of Counsel’ means a written opinion of counsel, who may be counsel for PEC or Integrys (as applicable), and who shall be acceptable to the Trustee, that complies with the requirements of Section 314(c) of the Trust Indenture Act and Section 102 of this Indenture.”

“‘Request’ or ‘Order’ means a written request or order signed in the name of PEC or Integrys (as applicable), by its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Corporate Secretary or an Assistant Corporate Secretary, and delivered to the Trustee.”

(c)  Section 105 of the Original Indenture is hereby amended by deleting “or” after clause (1) thereof, by deleting the period after clause (2) thereof and inserting “, or” in its place and by adding the following clause (3):

“Integrys by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to Integrys, addressed to it at 130 East Randolph Drive, Chicago,

Illinois, 60601, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by Integrys.”

(d)  Section 108 of the Original Indenture is hereby amended by adding the following after the word “control”:

“Integrys will comply with Sections 701, 704, and 1009(a) hereof to the extent required by the Trust Indenture Act.”

(e)  Section 501(4) of the Original Indenture is hereby amended to read as follows:

“(4) a default in the performance, or breach, of any covenant of PEC or Integrys in this Indenture (other than a covenant or warranty a default in performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in or pursuant to this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to PEC or Integrys, as applicable, by the Trustee, or to PEC or Integrys, as applicable, and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a ‘Notice of Default’ hereunder; or”

(f)  Section 704 of the Original Indenture is hereby amended to read as follows:

“(1) PEC, pursuant to Section 314(a) of the Trust Indenture Act, shall file with the Trustee, within 15 days after PEC is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which PEC may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if PEC is not required to file information, documents or reports pursuant to either of said sections, then PEC shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission under the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(2) Integrys, pursuant to Section 314(a) of the Trust Indenture Act, shall file with the Trustee, within 15 days after Integrys is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Integrys may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if Integrys is not required to file information, documents or reports pursuant to either of said sections, then Integrys shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(3) PEC and, to the extent required by the Trust Indenture Act, Integrys, shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by PEC, or Integrys, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(4) PEC and, to the extent required by the Trust Indenture Act, Integrys, shall transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by PEC, or Integrys, as the case may be, pursuant to paragraphs (1), (2) and (3) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.”

(g)  Section 901(1) of the Original Indenture is hereby amended to read as follows:

“(1) to evidence the succession of another Corporation to PEC or Integrys, as the case may be, and the assumption by any such successor of the covenants of, respectively, PEC or Integrys herein and in the Securities and coupons; or”

This Section 201 shall be for the sole benefit of the Notes and not for the benefit of any future series of Securities Outstanding under the Indenture unless Integrys agrees otherwise.

Section 202.  No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, partner or agent of Integrys shall have any liability for any obligations of PEC or Integrys under the Securities, the Original Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 203.  Provisions Binding on Successors. All the covenants, stipulations, premises and agreements made in this First Supplemental Indenture by PEC and Integrys shall bind their respective successors and assigns whether so expressed or not.

Section 204.  Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said state.

Section 205.  Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 206.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 207.  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by PEC and Integrys. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee, subject to the provisions of the Trust Indenture Act, enters into this First Supplemental Indenture in reliance on an Opinion of Counsel as provided by Section 903 of the Indenture, and makes no independent determination that this Supplemental Indenture is authorized or permitted by the Original Indenture.

Section 208.  Full Force and Effect. Except as expressly amended hereby, the Original Indenture shall remain in full force and effect in accordance with the provisions thereof on the date thereof.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

PEOPLES ENERGY CORPORATION By: /s/ Bradley A. Johnson Name: Bradley A. Johnson Title: Treasurer
Attest: /s/ Peter H. Kauffman Name: Peter H. Kauffman Title: Secretary and Chief Governance Officer
INTEGRYS ENERGY GROUP, INC. By: /s/ Bradley A. Johnson Name: Bradley A. Johnson Title: Vice President and Treasurer
Attest: /s/ Peter H. Kauffman Name: Peter H. Kauffman Title: Secretary and Chief Governance Officer
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee By: /s/ Benita A. Vaughn Name: Benita A. Vaughn Title: Vice President